SCHEDULE 14A INFORMATION
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NetNation Communications, Inc.

(Name of Registrant as Specified in Its Charter)

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[NETNATION COMMUNICATIONS, INC. LETTERHEAD]

May 20, 2003

Dear Stockholder:

You are cordially invited to attend the 2003 Annual Meeting of Stockholders of NetNation Communications, Inc. to be held at 1:30 p.m. Pacific Daylight Time on Thursday, June 12, 2003, at the Simon Fraser Harbour Centre, Suite 1410 B, 515 West Hastings, Vancouver, British Columbia, Canada, V6B 5K3.

As described in the accompanying Notice and Proxy Statement, at the Annual Meeting our stockholders will have the opportunity to cast their vote with respect (i) to electing of directors on our board of directors, (ii) to ratification of the selection and appointment of KPMG LLP, Chartered Accountants, as the independent auditor for the Company for the year ending December 31, 2003, and (iii) to authorizing our board of directors to amend, at its discretion, our certificate of incorporation to effect a one-for-two and one half (1:2.5) reverse stock split of our outstanding common stock, without further approval of stockholders, upon a determination by our board of directors that a reverse stock split is in the best interests of our company and stockholders. Our board of directors recommends that you vote in favor of each of the proposals.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please mark, sign, date and return your proxy card in the enclosed postage-paid envelope as soon as possible. Your stock will be voted in accordance with the instructions you have given. You may attend the Annual Meeting and vote in person even if you have previously voted by proxy.

Sincerely,

/s/ Joseph Kibur

Joseph Kibur,
Chief Executive Officer

NETNATION COMMUNICATIONS, INC.
Suite 1410, 555 West Hastings Street, Vancouver, British Columbia, Canada, V6B 4N6

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT 1:30 P.M. ON JUNE 12, 2003

The 2003 Annual Meeting of Stockholders of NetNation Communications, Inc. will be held at 1:30 p.m. Pacific Daylight Time on Thursday, June 12, 2003, at the Simon Fraser Harbour Centre, Suite 1410 B, 515 West Hastings, in Vancouver, British Columbia, Canada, for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	To elect five directors to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified;

2.	To ratify the selection and appointment of KPMG LLP, Chartered Accountants, as our independent auditors for the year ending December 31, 2003;

3.
To authorize our board of directors to amend, at its discretion, our certificate of incorporation by adopting a proposed amendment to effect a one-for-two and one half (1:2.5) reverse stock split, of all the issued and outstanding shares of our common stock, par value $0.0001 per share, without further approval of stockholders, upon a determination by our board of directors that a reverse stock split is in the best interests of the company and the stockholders; and

4.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Our board of directors has fixed May 1, 2003 as the record date for determining stockholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting. A complete list of stockholders entitled to vote will be available for inspection at our offices in Vancouver, British Columbia at Suite 1410, 555 West Hastings Street, Vancouver, British Columbia, Canada, V6B 4N6 for a period of ten days prior to the meeting.

All stockholders are invited to attend the Annual Meeting in person, but even if you expect to be present at the Annual Meeting, you are requested to mark, sign, date and return the enclosed proxy card as promptly as possible in the enclosed postage-paid envelope provided to ensure your representation. If you send your proxy card, you will still be able to change your vote or otherwise vote your shares in person at the meeting if you wish.

By Order of the Board of Directors,

/s/ David Talmor

David Talmor
Chairman of the Board and President

Vancouver, British Columbia
May 20, 2003

NETNATION COMMUNICATIONS, INC.
Suite 1410, 555 West Hastings Street, Vancouver, British Columbia, Canada, V6B 4N6

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 12, 2003

GENERAL

This Proxy Statement is furnished in connection with the solicitation of the accompanying proxy by and on behalf of the board of directors of NetNation Communications, Inc., a Delaware corporation (“NetNation”, the “Company”, “we”, “our”, or “us”), for use at the Annual Meeting of Stockholders of the Company to be held at 1:30 p.m. Pacific Daylight Time on Thursday, June 12, 2003, at the Simon Fraser Harbour Centre, Suite 1410 B, 515 West Hastings, Vancouver, British Columbia, Canada, V6B 5K3 and at any adjournments or postponements thereof. These materials were first mailed on or about May 20, 2003, to all stockholders entitled to vote at the Annual Meeting.

Our principal executive offices are located at Suite 1410 – 555 West Hastings Street, Vancouver, BC, Canada, V6B 4N6.

We will pay all costs of solicitation, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the Proxy Card and any additional information furnished to Members. No additional compensation will be paid to directors, officers or other regular employees for their services in connection with this proxy solicitation.

PURPOSE OF THE MEETING

At the Annual Meeting, the holders of our common stock will consider and vote on (i) the election of five (5) directors to serve until the 2004 Annual Meeting of Stockholders and until their respective successors are elected and qualified, (ii) the ratification of our board of director’s selection and appointment of KPMG LLP, Chartered Accountants, as our independent auditors for the fiscal year ending December 31, 2003, (iii) the authorization of a possible amendment to our certificate of incorporation to effect a one-for-two and one half (1:2.5) reverse stock split, and (iv) any other matters as may properly come before the stockholders. Our management will also provide a report on the Company’s performance during fiscal year ended December 31, 2002.

PROXIES AND VOTING PROCEDURES

Record Date

Only holders of our voting common stock, par value $0.0001 per share, of record as of the close of business on May 1, 2003, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting or any postponements or adjournments of the meeting. Each share of common stock is entitled to one vote at the Annual Meeting. Our common stock is listed on the Nasdaq SmallCap Market under the symbol “NNCI.” As of the record date, we had 15,206,002 shares of common stock issued and outstanding.

Required Vote

The nominees for election to our board of directors shall be elected by a plurality of the votes of common stock of record present in person or represented by proxy and entitled to vote. The ratification of the selection and appointment of KPMG LLP, Chartered Accountants, as our independent auditors for the year ending December 31, 2003, will require the affirmative vote of a majority of outstanding shares of common stock of record present in person or represented by proxy and entitled to vote. The authorization of the Amendment to our certificate of incorporation to effect a reverse stock split requires the affirmative vote of the holders of a majority of the votes entitled to be cast by the shares of NetNation common stock outstanding.

Quorum

A majority of the outstanding shares of our common stock present in person or represented by proxy constitutes a quorum for the transaction of business at the Annual Meeting. Broker non-votes occur when a person holding shares through a bank or brokerage account does not provide instructions as to how his or her shares should be voted and the broker does not exercise discretion to vote those shares on a particular matter. Abstentions and broker non-votes will be included in determining the presence of a quorum at the Annual Meeting. However, an abstention or broker non-vote will not have any effect on the outcome for the election of directors.

Attendance and Voting at the Annual Meeting

If you own shares of record, you may attend the Annual Meeting and vote in person, regardless of whether you have previously voted on a Proxy Card. If you own shares through a bank or brokerage firm account, you may attend the Annual Meeting, but in order to vote your shares at the meeting, you must obtain a “legal proxy” from the bank or brokerage firm that holds your shares. You should contact your account representative to learn how to obtain a “legal proxy”. We encourage you to vote your shares in advance of the Annual Meeting date by one of the methods described below, even if you plan on attending the Annual Meeting. You may change or revoke your proxy at the Annual Meeting as described below even if you have already voted.

The manner in which your shares may be voted by proxy depends on how your shares are held. If you own shares of record, meaning that your shares of common stock are represented by certificates or book entries in your name so that you appear as a stockholder on the records of our stock transfer agent, Signature Stock Transfer Inc., a Proxy Card for voting those shares will be included with this Proxy Statement. You may vote those shares by completing, signing and returning the Proxy Card in the enclosed postage-paid envelope before the close of business on June 11, 2003.

Shares for which Proxy Cards are properly executed and returned will be voted at the Annual Meeting in accordance with the directions noted thereon or, in the absence of directions, will be voted “FOR” the election of each of the nominees to the board of directors named on the following page, “FOR” the ratification of the selection and appointment of KPMG LLP, Chartered Accountants, to serve as our independent auditors for the year ending December 31, 2003, and “FOR” the authorization of our board of directors to amend our certificate of incorporation to effect, in its discretion, a reverse stock split. It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Annual Meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their discretion with respect to such matters.

If you own shares through a bank or brokerage firm account, you may instead receive a voting instruction form with this proxy statement, which you may use to instruct how your shares should be voted. Just as with a proxy, you may vote those shares by completing, signing and returning the voting instruction form in the enclosed envelope. Many banks and brokerage firms have arranged for Internet or telephonic voting of shares and provide instructions for using those services on the voting instruction form. If your bank or brokerage firm uses ADP Investor Communication Services, you may vote your shares via the Internet at www.proxyvote.com or by calling the toll-free number on your voting instruction form.

Revocability of Proxies

If you are unable to attend the Annual Meeting in person, we urge you to vote by proxy. You may revoke your proxy at any time before the Annual Meeting or by attending the Annual Meeting and voting in person. If you wish to revoke your proxy, please send a written statement to the Secretary of NetNation, Jag Gillan, or send another properly executed Proxy Card dated as of a later date to be delivered at or prior to the Annual Meeting. All revocations or new proxies must be delivered no later than June 11, 2003 to NetNation’s corporate offices located at Suite 1410 – 555 West Hastings Street, Vancouver, BC, Canada, V6B 4N6. Any stockholder holding shares through a bank or brokerage firm may revoke a previously granted proxy or change previously given voting instructions by contacting the bank or brokerage firm, or by obtaining a “legal proxy” from the bank or brokerage firm and voting at the Annual Meeting.

PROPOSAL 1
ELECTION OF DIRECTORS

Our board of directors has proposed that the following five nominees be elected at the Annual Meeting, each of whom will hold office until the 2004 annual meeting of stockholders and until his or her successor shall have been elected and qualified: David Talmor, Joseph Kibur, Ernest Cheung, Anil Wirasekara and Jag Gillan. Unless otherwise instructed, it is the intention of the persons named as proxies on the accompanying Proxy Card to vote shares represented by properly executed proxies for the election of such nominees. Although our board of directors anticipates that the five nominees will be available to serve as directors of NetNation, if any of them should be unwilling or unable to serve, it is intended that the proxies will be voted for the election of such substitute nominee or nominees as may be designated by the board of directors.

NOMINEES FOR THE BOARD OF DIRECTORS

Biographical information regarding each of the nominees for the board of directors is set forth below:

DAVID TALMOR is Chairman of the Board, President and Co-Founder of NetNation Communications, Inc., Delaware, U.S.A. In addition, Mr. Talmor is President, Co-Founder and a Director of DomainPeople, Inc., NetNation’s wholly-owned domain registration subsidiary, where he also served as secretary of the Company from November 1999 until February 2000. Mr. Talmor was appointed Chairman of the Board, President, Chief Executive Officer and Secretary of NetNation Communications, Inc. in April 1999. He served as Chief Executive Officer and Secretary of NetNation until January 2000 and February 2000 respectively. From March 1997 to April 1999, Mr. Talmor served as Director, Chief Executive Officer and President of the Canadian subsidiary of NetNation Communications, Inc. Mr. Talmor has over 18 years of business experience, both in financial and business administration roles, as well as experience in electronics engineering with the Israeli Air Force and Eldat/Moldat. From 1996 to 1997, he was President of Minerva Ventures Management, Richmond, British Columbia, Canada, investigating suitable technological companies as investment and acquisition candidates. From 1994 to 1995, he was Business Development Manager at MacDonald Dettwiler & Associates Ltd., Richmond, British Columbia, Canada, a Canadian company in the field of satellites’ ground stations. Mr. Talmor qualified as a Certified Public Accountant in Israel with Kesselman & Kesselman, Chartered Accountants, the country's largest accounting firm, which is associated with PricewaterhouseCoopers. Mr. Talmor received a Bachelor of Arts in Economics and Accounting, a Bachelor of Science in Statistics and a Masters of Business Administration, all from Tel-Aviv University in 1985, 1985 and 1988 respectively. In addition, Mr. Talmor received an Electronics Diploma from the Technological Institute of Tel-Aviv in 1976.

JOSEPH KIBUR is Chief Executive Officer, Co-Founder and a Director of NetNation Communications, Inc., Delaware, U.S.A. In addition, Mr. Kibur is Vice President, Co-Founder and a Director of DomainPeople, Inc., NetNation’s wholly-owned domain registration subsidiary. Mr. Kibur was appointed Chief Executive Officer of NetNation Communications, Inc. in September 2000. Previously, he was

appointed a Director and Chief Operating Officer of NetNation Communications, Inc. in April 1999. He held the position of Chief Operating Officer until September 2000. From March 1997 to April 1999, Mr. Kibur served as Director, Chief Operating Officer and Secretary of the Canadian subsidiary of NetNation Communications, Inc. From 1995 to 1997, Mr. Kibur operated his own Internet consulting business, Superhighway Consulting, Vancouver, British Columbia, Canada. Mr. Kibur received a Bachelor of Science in Management and Systems Science (Computer Science, Business and Mathematics) in 1996 from Simon Fraser University, British Columbia.

ERNEST CHEUNG is a Director of NetNation Communications, Inc., Delaware, U.S.A. Mr. Cheung was appointed to our board of directors in February 1999. From 1993 to 1994, Mr. Cheung was Vice Chairman, Tele Pacific International Communications Corp. of Vancouver, British Columbia, Canada. From 1991 to 1993, he was Vice President of Midland Walwyn Capital, Inc. of Toronto, Ontario, Canada. From 1984 to 1991, he was Vice President and Director, Capital Group Securities, Ltd. in Toronto, Ontario, Canada. Mr. Cheung received a Masters of Business Administration in Finance and Marketing in 1975 from Queen's University, Kingston, Ontario, and he obtained a Bachelor of Math in 1973 from University of Waterloo, Ontario.

He has served or serves as a director of the following companies:

Name of Issuer	Symbol	Market	Position	From	To
Agro International Holdings Inc.	AOH	CDNX	President	Jan-97	Current
China NetTV Holdings Inc.*	CNHD	OTCBB	President	May-00	Current
Drucker, Inc.*.	DKIN	OTCBB	Secretary	Apr-97	Current
ITI World Investment Group Inc.	IWI.A	CDNX		Jun-98	Current
NetNation Communications, Inc.*	NNCI	NasdaqSC		Apr-99	Current
Pacific E-Link Corp.	PLC	CDNX		Sep-92	Jun-95
Richco Investors Inc.	YRU.A	CDNX	President	May-95	Current
Spur Ventures Inc.	SVU	CDNX		Mar-97	Current
Xin Net Corp.*	XNET	OTCBB	Secretary	Mar-97	Current

* Reporting Companies in US

ANIL WIRASEKARA is a Director of NetNation Communications, Inc., Delaware, U.S.A. Mr. Wirasekara was appointed to our board of directors in October 1999. In 1995, Mr. Wirasekara was appointed Chief Financial Officer of MacDonald Dettwiler and Associates Ltd., one of Canada's largest space technology and information systems companies and a world leader in satellite mapping and spatial information services, having joined the Company in 1992 as the Manager of Operations Accounting and Information. From 1988 to 1991, he was Controller and Secretary of Rainex Limited, a Vancouver, British Columbia company involved in project development, technology transfers and international trade. Mr. Wirasekara holds the designations of a Chartered Accountant and Certified Management Accountant. Mr. Wirasekara is also a member of the Chartered Institute of Management Accountants of the United Kingdom, the Chartered Institute of Marketing and Management of the United Kingdom, and the Institute of Chartered Accountants of Sri Lanka.

JAG GILLAN is Chief Operating Officer, General Counsel, Secretary and a Director of NetNation Communications, Inc., Delaware, U.S.A. Mr. Gillan has held the position of General Counsel of NetNation since June 1999, and was appointed Chief Operating Officer of NetNation in September 2001. He has served as Secretary and a Director of NetNation since February 2000 and September 2000 respectively. In addition, Mr. Gillan is Chief Operating Officer, Secretary and a Director of DomainPeople, Inc., NetNation’s wholly-owned domain registration subsidiary, having been appointed to the position in February 2000. He served as General Counsel of DomainPeople from October 1999 until September 2001. From May 1997 to May 1999, Mr. Gillan was an Attorney with Baker Newby, Vancouver, British Columbia, Canada. From 1992 to 1994, he served as Chief Operating Officer of Millstream Flour Mills Corp., a privately-held miller of food products. Mr. Gillan attended Osgoode Hall Law School at York University in Toronto, Ontario and graduated with a Bachelor of Laws in 1997. He received his Bachelor of Arts in Economics, with distinction, in 1993 from the University of Victoria, British Columbia. Mr. Gillan

has also earned a Masters of Business Administration from the Edinburgh Business School, Heriot-Watt University Edinburgh, United Kingdom. Mr. Gillan was appointed, in January 2003, as a director of Afilias, LLC, in which DomainPeople, Inc. holds a 2% minority interest.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE NAMED ABOVE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of May 1, 2003 by:

(i)	each person or entity known by us, through our transfer agent’s records and SEC filings, to beneficially own more than 5% of the common stock;
(ii)	each of our directors;
(iii)	each of our executive officers; and
(iv)	all of our directors and executive officers as a group.

Except as noted below, we believe that the beneficial owners of the common stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares.

Title of Class	Name and Address Of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class[2]
Common	David Talmor[3] Chairman, President, and Director	3,436,524[1]	22.6%
Common	Joseph Kibur[3] CEO and Director	3,575,000	23.5%
Common	Ernest Cheung Director 830-789 West Pender Street, Vancouver, British Columbia, V6C 1H2	0	*
Common	Jag Gillan[3] COO, Secretary and Director	12,000	*
Common	Calvin Mah[3] CFO	0	*
Common	Anil Wirasekara Director 13800 Commerce Parkway, Richmond, British Columbia, V6V 2J3	0	*
Common	All Executive Officers and Directors as a Group (6 persons)	7,023,524	46.2%

* Less than one percent.

1 2,160,000 common shares beneficially held by David Talmor are registered in the name of Shelley Talmor, wife.
2 Based on a total issued and outstanding share capital as at May 1, 2003 of 15,206,002 common shares.
~~3~~ The business address for the individuals indicated above is: 1410 – 555 West Hastings Street, Vancouver, British Columbia, Canada, V6B 4N6.

CHANGES IN CONTROL

There are no arrangements known to us, the operation of which may result in a change of control of NetNation.

DIRECTORS AND EXECUTIVE OFFICERS

The following table contains information regarding the current members of the board of directors and the executive officers of NetNation:

Name	Age	Position(s)
David Talmor	45	Chairman, President and Director
Joseph Kibur	30	CEO and Director
Ernest Cheung	52	Director
Anil Wirasekara	46	Director
Calvin Mah	40	CFO
Jag Gillan	32	COO, Secretary and Director

Our directors serve one-year terms and hold office until the next annual meeting of stockholders and until their successors have been elected and qualified.

All of the executive officers identified above serve at the discretion of our board of directors and have consented to act as executive officers of NetNation. The biographies for the above individuals (except for Mr. Calvin Mah, which is presented below) are included above in Proposal 1, Election of Directors.

CALVIN MAH is Chief Financial Officer of NetNation Communications, Inc., Delaware, U.S.A. Mr. Mah was appointed Chief Financial Officer of NetNation in February 2001 after serving as its Financial Officer since November 2000. Mr. Mah is also Chief Financial Officer of DomainPeople, Inc., NetNation’s wholly-owned domain registration subsidiary. He was appointed to this position in February 2001. From 1996 to 2000, Mr. Mah was Chief Financial Officer of Simba Technologies Inc., a privately-held, venture-backed software development company. From 1995 to 1996, he was Senior Financial Analyst for Pacific Forest Products Ltd., a $400 million publicly traded logging and sawmilling company with 1,100 employees. From 1993 to 1995, Mr. Mah was Controller of Brookdale International Systems Inc., a privately held developer and manufacturer of emergency respiratory devices for industrial and consumer use. From 1989 to 1993, he was Manager of Corporate Finance for Granges Inc., a $60 million publicly-traded gold, silver, copper and zinc mining company with operations in the U.S. and Canada. Mr. Mah is professionally qualified as a Chartered Accountant. He graduated with a Bachelor of Commerce in Accounting and Management Information Systems, with honours, from the University of British Columbia in 1985.

RELATIONSHIPS AMONG DIRECTORS OR EXECUTIVE OFFICERS

There are no family relationships among any of our directors or executive officers.

DIRECTORS’ COMPENSATION

Our directors do not receive cash compensation for their services as directors or members of committees of the board of directors, but are reimbursed for their reasonable expenses incurred in attending meetings of the board of directors.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

During the year ended December 31, 2002, there were no meetings of the board of directors. However, all matters which required approval were consented to in writing by all of our directors. All incumbent directors attended or participated in more than 75% of the aggregate number of the meetings of the board of directors and committees on which they served.

Our board of directors has established an audit committee and a compensation committee. Our board of directors has not established a nominating committee. Each of the audit and compensation committees is responsible to the full board of directors. The functions performed by these committees are summarized below:

Audit Committee. The audit committee makes recommendations to the board of directors regarding the selection and retention of independent auditors, reviews the scope and results of the audit and reports the results to the board of directors. In addition, the audit committee reviews the adequacy of internal accounting, financial and operating controls and reviews the Company’s financial reporting compliance procedures. The members of the audit committee are Mr. Cheung, Mr. Wirasekara and Mr. Talmor. The audit committee was established by the directors of the Company on October 5, 1999. During 2002, the audit committee had four meetings.

Compensation Committee. The compensation committee reviews and approves the compensation of the Company’s officers, reviews and administers the Company’s stock option plans for officers and employees and makes recommendations to the board of directors regarding such matters. The members of the compensation committee are Mr. Wirasekara and Mr. Cheung. The compensation committee was established on March 15, 2000. During 2002, there were no meetings of the compensation committee. However, all matters which required approval were consented to in writing by all members of the compensation committee.

AUDIT COMMITTEE REPORT

The audit committee of the board of directors is composed of two independent directors: Messrs. Cheung and Wirasekara. The board of directors has determined that Messrs. Cheung and Wirasekara are independent, as defined in Rule 4200 of the Nasdaq Stock Market listing standards. Because Mr. Talmor holds the position of President of NetNation, the board has determined that he is not independent within the meaning of Nasdaq’s rules. However, the board of directors has determined that Mr. Talmor’s current membership on the audit committee is required in the best interests of NetNation and its stockholders, given Mr. Talmor’s business experience and in-depth understanding of NetNation’s business, and Nasdaq’s requirement that the audit committee consist of at least three members. In compliance with new Securities and Exchange Commission Rules required by the Sarbanes-Oxley Act, Nasdaq has proposed rules to go into effect in 2004 that would prohibit Mr. Talmor from serving on the audit committee as a result of his position as an executive officer of the Company. The board of directors is actively engaged in a search for an additional board and audit committee member who would be independent within the meaning of Nasdaq’s rules. The audit committee’s responsibilities are described under the caption “Board of Directors Meetings and Committees” under “Proposal 1, Election of Directors” above in this Proxy Statement. Further detail on the audit committee’s responsibilities is set forth in the Audit Committee Charter adopted by the board of directors in May 2003, a copy of which accompanies this Proxy Statement as Appendix A.

The audit committee has selected and appointed and the board of directors has recommended to the stockholders ratification of the selection and appointment of KPMG LLP, Chartered Accountants, as NetNation’s independent auditors for the fiscal year ending December 31, 2003.

The board of directors designated Mr. Wirasekara as an “audit committee financial expert” as defined by the Securities and Exchange Commission rules; however, the members of the audit committee are not professionally engaged in the practice of accounting or auditing. The audit committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors that the financial statements have been prepared with integrity and objectivity and on the representations of management and the opinion of the independent auditors that such financial statements have been prepared in conformity with generally accepted accounting principles.

The audit committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2002 with management, which has primary responsibility for the financial statements. The audit committee has discussed with KPMG LLP, Chartered Accountants, the matters that are required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.” The audit committee has discussed with KPMG LLP, Chartered Accountants, the auditors’ independence from NetNation and management and has received from KPMG LLP, Chartered Accountants, the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”

The audit committee has considered whether the services provided by KPMG LLP, Chartered Accountants, are compatible with maintaining the independence of KPMG LLP, Chartered Accountants, and has concluded that the independence of KPMG LLP, Chartered Accountants, is maintained and not compromised by the services provided.

Based on the review and discussion referred to above, the audit committee recommended to the board of directors, and the board of directors has approved, that the audited financial statements be included in NetNation’s annual report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

Respectfully Submitted by the Audit Committee,

David Talmor
Anil Wirasekara
Ernest Cheung

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table discloses all plan and non-plan compensation awarded to, earned by, or paid to the Chief Executive Officer (“CEO”) and President or individuals acting in a similar capacity for the years ended December 31, 2002, 2001 and 2000.

Name and Principal Position (a)	Annual Compensation				Long Term Compensation			All Other Compen- sation ($) (i)
	Year (b)	Salary (USD$) (c)	Bonus ($) (d)	Other Annual Compensation ($) (e)	Awards		Payouts
					Restricted Stock Awards ($) (f)	Securities Underlying Options/ SARs (#) (g)	LTIP Payouts ($) (h)
David Talmor, Chairman, President, and Director	2002	118,441	-	-	-	-	-	-
	2001	96,874	-	-	-	-	-	-
	2000	105,785	-	-	-	-	-	-
Joseph Kibur, CEO and Director	2002	118,441	-	-	-	-	-	-
	2001	96,874	-	-	-	-	-	-
	2000	55,885	-	-	-	-	-	-

Option/SAR Grants or Exercises and Long Term Incentive Plan

There were no stock option grants, stock appreciation rights (SAR’s) grants, option/SAR exercises or long term incentive plans (LTIP’s) awarded to the named executive officers in the last three financial years.

2000 Stock Option Plan

On January 3, 2000, the board of directors approved the adoption of a stock option plan. The plan provides for the issuance of both incentive and non-qualified stock options, at the board of directors’ discretion, to key employees, officers, directors and consultants. Our policy is to grant options with a purchase price equivalent to market value at the time of the grant. Two million shares have been reserved for issuance under the plan. Except where noted below, the options vest over a three year period and expire 30 days after each vesting, subject to change under management’s discretion.

The plan is administered by the full board of directors, which determines the grantees, the type of grants, the number of shares subject to each grant, and the term, exercise price and vesting schedules for each grant. All of our employees are eligible to participate under the plan. The maximum term of options granted under the plan is ten years.

No options to purchase shares of common stock were issued and outstanding under the plan as of May 1, 2003.

Defined Benefit of Actuarial Plan

We do not have a defined benefit or actuarial plan in place.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

We have entered into employment contracts with Mr. Talmor, our Chairman and President, and Mr. Kibur, our Chief Executive Officer. These employment contracts allow us to terminate the individual executive officer’s active employment with NetNation for any reason, voluntary or involuntary, with or without cause, by 90-days notice to that effect in writing. Upon termination, the individual executive officer would be entitled to six months of severance pay.

We maintain no formal change of control agreements or arrangements with individual executive officers of the Company.

Board Compensation Committee Report on Executive Compensation

The compensation committee of our board of directors was formed in March 2000 and consists of Mr. Ernest Cheung and Mr. Anil Wirasekara. The criteria used to determine the compensation of the named executive officers includes an evaluation of the Company’s performance in terms of revenue growth and profitability, competitive salaries for individuals holding similar positions in companies in similar industries and of similar size, and the requirement to retain key employees of the Company.

Respectfully Submitted by the Compensation Committee,

Anil Wirasekara
Ernest Cheung

Compensation Committee Interlocks and Insider Participation

The members of the compensation committee are Mr. Ernest Cheung and Mr. Anil Wirasekara. The members of the compensation committee are outside directors of the Company.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on our common stock with the cumulative total return on The Nasdaq Composite Index and The Nasdaq Telecommunications Index. These two indices have been chosen for their relevance in assessing the performance of NetNation against that of companies in the same or similar lines of business. The period displayed commences on September 30, 1999, being the end of the month date that our common stock became registered under Section 12 of the Securities Exchange Act of 1934, as amended. The graph assumes an investment of $100 on September 30, 1999, and the reinvestment of any dividends.

Comparison of Cumulative Total Return to Stockholders
September 30, 1999 to December 31, 2002

	NetNation	Nasdaq	Nasdaq
	Communications	Composite	Telecom
	Inc.	Index	Index

September 30, 1999	$100.00	$100.00	$100.00
October 31, 1999	$103.13	$108.02	$118.69
November 30, 1999	$109.38	$121.48	$131.39
December 31, 1999	$115.63	$148.18	$162.52
January 31, 2000	$231.25	$143.49	$158.04
February 28, 2000	$294.53	$171.03	$182.64
March 31, 2000	$299.61	$166.52	$176.38
April 30, 2000	$181.25	$140.58	$142.53
May 31, 2000	$121.88	$123.84	$120.81
June 30, 2000	$110.94	$144.42	$139.36
July 31, 2000	$128.13	$137.17	$128.26
August 31, 2000	$100.00	$153.17	$133.09
September 30, 2000	$96.88	$133.74	$116.83
October 31, 2000	$75.78	$122.70	$99.89
November 30, 2000	$71.88	$94.60	$74.16
December 31, 2000	$75.00	$89.96	$74.18
January 31, 2001	$87.50	$100.97	$88.96
February 28, 2001	$85.94	$78.36	$63.14
March 31, 2001	$86.72	$67.01	$52.51
April 30, 2001	$65.00	$77.06	$56.71
May 31, 2001	$68.75	$76.85	$54.06
June 30, 2001	$63.75	$78.67	$49.81
July 31, 2001	$53.50	$73.82	$44.87
August 31, 2001	$42.25	$65.74	$38.53
September 30, 2001	$56.75	$54.58	$32.51
October 31, 2001	$65.00	$61.55	$33.84
November 30, 2001	$67.50	$70.30	$38.59
December 31, 2001	$75.00	$71.02	$37.87

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of a registered class of the Company's securities, and their affiliates, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, executive officers and greater-than-10% stockholders, and their affiliates, are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports that they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that during the year ended December 31, 2002, our directors, executive officers and greater-than-10% stockholders complied with all Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No transactions with management or other parties occurred during our last fiscal year ended that would otherwise be reported under this section.

PROPOSAL 2
RATIFICATION OF SELECTION AND APPOINTMENT OF INDEPENDENT AUDITORS

KPMG LLP, Chartered Accountants, served as our independent auditors in 2002, and has been appointed by our board of directors to continue as our independent auditors for the fiscal year ending December 31, 2003.

Although the appointment of KPMG LLP, Chartered Accountants, is not required to be submitted to a vote of the stockholders, our board of directors believes it appropriate as a matter of policy to request that the stockholders ratify the selection and appointment of the independent public accountants for the fiscal year ending December 31, 2003. In the event a majority of the votes cast at the meeting are not voted in favor of ratification, the adverse vote will be considered as a direction to the audit committee and board of directors to select other auditors for the fiscal year ending December 31, 2003.

A representative from KPMG LLP, Chartered Accountants, is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be able to respond to appropriate questions submitted either orally or in writing at the meeting.

During the fiscal year ended December 31, 2002, KPMG LLP, Chartered Accountants, billed us the fees set forth below in connection with services rendered by that firm to NetNation.

Audit Fees.

For professional services rendered by KPMG LLP, Chartered Accountants, for the audit of our annual financial statements for the fiscal years ended December 31, 2002 and 2001, and the reviews of the financial statements included in our quarterly reports on Forms 10-Q during the fiscal years ended December 31, 2002 and 2001, KPMG LLP, Chartered Accountants, billed NetNation fees in the aggregate amount of $56,597 and $54,250, respectively.

Audit-Related Fees.

For the fiscal years ended December 31, 2002 and 2001, KPMG LLP, Chartered Accountants, did not bill us for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements and that are not included in the previous paragraph entitled “Audit Fees” because no such services were rendered.

Tax Fees

For the fiscal years ended December 31, 2002 and 2001, KPMG LLP, Chartered Accountants, billed us fees in the amounts of $9,339 and $17,158, respectively, for tax compliance, tax advice and tax planning.

All Other Fees.

KPMG LLP did not bill us for professional services other than those described above for the fiscal years ended December 31, 2002 and 2001, because no such services were rendered.

The audit committee’s current practice is to consider for approval all audit and non-audit services proposed to be provided by our independent auditors. The committee will determine whether KPMG LLP’s provision of audit-related and other services is compatible with maintaining KPMG LLP’s independence.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF ITS SELECTION AND APPOINTMENT OF KPMG LLP, CHARTERED ACCOUNTANTS, AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

PROPOSAL 3
APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION
TO EFFECT A REVERSE STOCK SPLIT AT THE DISCRETION OF
THE BOARD OF DIRECTORS

General

Our board of directors is seeking approval of an amendment to our certificate of incorporation to effect a proposed reverse stock split of our issued and outstanding common stock at a ratio of one-for-two and one half (1:2.5) (the “Amendment”). The text of the Amendment is attached hereto as Appendix B. After receiving the requisite stockholder approval, the board of directors may formally implement the Amendment.

Approval of the Amendment requires the affirmative vote of holders of a majority of our outstanding common stock entitled to vote on the Amendment.

Our board of directors’ decision to implement the proposed reverse stock split, or alternatively, not to effectuate the reverse stock split, will be based on factors including, but not limited to, the following:

  our listing on The Nasdaq SmallCap Market;
  the existing and expected marketability and liquidity of our common stock;
  overall trends in the stock market;
  our business developments; and
  our actual and projected financial performance.

As discussed below, the board of directors believes that implementing the proposed reverse stock split may increase the likelihood that we will meet the criteria for remaining listed on the Nasdaq SmallCap Market. As also discussed below, however, the proposed reverse stock split may result in a significant devaluation of our market capitalization and our share price.

Purpose of Reverse Stock Split

The proposed Amendment, effectuating a one-for-two and one half (1:2.5) reverse stock split, has been approved and declared advisable by the board of directors in order to increase our chances of remaining listed on the Nasdaq SmallCap Market. A reverse stock split would reduce the number of issued and outstanding shares of our common stock and may therefore have the effect of increasing the trading price of such shares. The board of directors took this action because our common stock has not since July 2002 met the $1.00 minimum bid price required by Nasdaq Marketplace Rule 4310(c)(4), or the “Rule.” As a result of our low trading price, on January 7, 2003, we received a letter from the Nasdaq Stock Market indicating that our common stock would be de-listed from The Nasdaq SmallCap Market at the opening of business on January 15, 2003 unless we appealed the determination. We filed an appeal and have been granted continued listing of our common stock on The Nasdaq SmallCap Market under Nasdaq Marketplace Rule 4310(c)(8)(D), whereby we have been afforded an additional 180 day grace period, or through July 3, 2003, to regain compliance with the $1.00 bid price requirement or face de-listing. With the exception of the $1.00 minimum bid price requirement, we currently are in compliance with the continued listing requirements on The Nasdaq SmallCap Market, which we refer to as the SmallCap Market Continued Listing Requirements, including the $2.5 million stockholders’ equity requirement and the requirement that our “publicly held” shares have a market value of at least $1 million, although we may be unable to continue to meet these or other Nasdaq SmallCap Market requirements in the future. For purposes of the Nasdaq rules, the term “publicly held” only includes shares listed on a national securities exchange or inter-dealer quotation system and excludes all shares held by our directors, officers, 10% stockholders and their respective affiliates. Therefore, none of our shares of common stock held by “insiders” and their affiliates will count toward the “publicly held” requirement.

Although there can be no assurance, the board of directors believes the implementation of the proposed Amendment effectuating a reverse stock split, if approved by our stockholders, will result in an increase in the minimum bid price of our common stock to above the $1.00 per share minimum for a period of at least 10 consecutive trading days mandated by The Nasdaq SmallCap Market for continued listing on The Nasdaq SmallCap Market. However, although we believe the implementation of a reverse stock split is a satisfactory mechanism to achieve compliance with The Nasdaq SmallCap Market's maintenance requirements, there can be no assurance that, even if the bid price for our common stock exceeds the $1.00 minimum threshold for the mandated period as a result of the reverse stock split, The Nasdaq SmallCap Market will deem us to be in compliance with the Rule and will not de-list our common stock. In addition, we cannot assure you that (1) even if we satisfied Nasdaq's minimum bid price maintenance standard, we would be able to meet Nasdaq's other continued listing criteria or (2) our common stock would not be de-listed by Nasdaq for other reasons.

If the proposed Amendment effectuating a reverse stock split is approved by the stockholders, our board of directors may implement the Amendment effectuating a reverse stock split of our common stock while we are listed on The Nasdaq SmallCap Market. If, after the implementation of the proposed Amendment effectuating a reverse stock split, we have been in compliance with the Rule for 10 consecutive trading days and we otherwise comply with the SmallCap Market Continued Listing Requirements, we expect to be eligible to remain on The Nasdaq SmallCap Market. If, after the implementation of the proposed Amendment effectuating a reverse stock split, we do not comply with the Rule for 10 consecutive trading days we may be de-listed from The Nasdaq SmallCap Market.

If, on or before July 3, 2003, the closing price of our common stock has not met or exceeded $1.00 for at least 10 consecutive trading days, we would be subject to de-listing from The Nasdaq SmallCap Market. In addition, we will need to maintain compliance with all continued listing requirements of The Nasdaq SmallCap Market (other than the $1.00 minimum bid price requirement), in order to continue our grace period on The Nasdaq SmallCap Market. These continued listing requirements require, among other things, that we maintain a minimum stockholders’ equity of $2.5 million. We cannot assure you that we will maintain compliance with these or any other of the continued listing requirements.

If our common stock is de-listed from The Nasdaq SmallCap Market, trading in the United States in our common stock, if any, would need to be conducted on the OTC Bulletin Board or in the non-Nasdaq over-the-counter market (also known as the "pink sheet market"). In such event, an investor could find it more difficult to dispose of or to obtain accurate quotations as to the market value of our common stock.

Further, even if our common stock continues to be traded on The Nasdaq SmallCap Market and the trading price were to remain below $5.00 per share, trading in our common stock would remain subject to the requirements of Rule 15g-9 promulgated under the Exchange Act (the "penny stock rules"), which require additional disclosures by broker-dealers in connection with any trades involving a stock defined as a “penny stock.” Generally, a “penny stock” is defined as any equity security that (i) is not traded on any nationally recognized stock exchange or inter-dealer quotation system and (ii) has a market price of less than $5.00 per share, subject to certain exceptions. The additional burdens imposed upon broker-dealers by these requirements could discourage broker-dealers from facilitating trades in our common stock, which could severely limit the market liquidity of the stock and the ability of investors to trade our common stock.

The board of directors is asking that you approve the proposed Amendment to our certificate of incorporation, as amended, effectuating the reverse stock split of all of our issued and outstanding common stock. Notwithstanding the authorization of the Amendment by the stockholders, our board of directors may abandon the Amendment without further action by the stockholders in accordance with Section 242(c) of the General Corporation Law of the State of Delaware. A vote in favor of the Amendment to our certificate of incorporation will be a vote for approval of the proposed one-for-two and one half (1:2.5) reverse stock split, which may be abandoned at the discretion of the board of directors at any time until the next annual meeting, and for granting authority to the board of directors to effectuate the reverse stock split.

The board of directors has determined that the Amendment effectuating the one-for-two and one half (1:2.5) reverse stock split is advisable and in your best interests and unanimously recommends that you vote “FOR” the Amendment effectuating the reverse stock split. The board of directors will consider and evaluate the following factors and criteria to determine whether to implement the reverse stock split: our capitalization, the prevailing trading price for our common stock and the volume level thereof, potential devaluation of our market capitalization as a result of a reverse stock split, and the general economic and other related conditions prevailing in our industry and in the marketplace generally.

The Effective Time of the Reverse Stock Split

If the stockholders approve the adoption of the one-for-two and one half (1:2.5) reverse stock split, the date that the Amendment is filed with the Secretary of State of the State of Delaware will be the effective time of the reverse stock split (the “Effective Time”). The record owners of the Company’s common stock as of the close of business on the Effective Time, will, after the Effective Time, own one share of common stock for every two and one half shares of common stock held as of the close of business on the Effective Time.

Effects of Reverse Stock Split

A reverse stock split is a reduction in the number of outstanding shares of a class of a corporation's capital stock, which may be accomplished by the Company, in this case, by reclassifying and converting all of our outstanding shares of common stock into a proportionately fewer number of shares of common stock. For example, if our board of directors implements the one-for-two and one half (1:2.5) reverse stock split of our common stock, then a stockholder holding 500 shares of our common stock before the reverse stock split would hold 200 shares of our common stock after the reverse stock split. This action will also result in a relative increase in the available number of authorized but un-issued shares of our common stock. Each stockholder’s proportionate ownership of the issued and outstanding shares of our common stock would remain the same, however, except for minor changes which may result from the provisions of the Amendment effectuating a reverse stock split, as described below. As described below, any fractional shares resulting from a reverse stock split will be rounded up to the nearest whole share. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable.

The primary purpose of the proposed reverse stock split of our common stock is to combine the issued and outstanding shares of our common stock into a smaller number of shares of our common stock so that the shares of our common stock will trade at a higher price per share than their recent trading prices. Although we expect the reverse split will result in an increase in the market price of our common stock, the reverse split may not increase the market price of our common stock in proportion to the reduction in the number of shares of our common stock outstanding or result in the permanent increase in the market price, which is dependent upon many factors, including our performance, prospects and other factors.

The market price of our common stock will also be based on our performance and other factors, many of which are unrelated to the number of shares of our common stock outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split.

Finally, the reverse stock split, if implemented, will affect any outstanding options to purchase our common stock. Our stock option plan with respect to common stock includes provisions requiring adjustments to the number of shares of our common stock covered thereby and the number of shares of our common stock subject to and the exercise prices of outstanding options granted under the plan, in the event of a reverse stock split. For example, in a one-for-two and a half reverse stock split, each of the outstanding options to purchase common stock would thereafter evidence the right to purchase that number of shares of our common stock following the reverse stock split equal to 40% of the number of shares of our common stock previously covered by the options and the exercise price per share would be two and a half times the previous exercise price. Further, the number of shares of our common stock reserved for issuance (including the number of shares subject to automatic annual increase and the maximum number of shares that may be subject to options) under our existing stock option plans will be reduced in proportion to the ratio of the reverse split.

The principal effect of the reverse stock split will be to decrease the number of outstanding shares of our common stock from approximately 15,206,002 shares to approximately 6,082,401 shares, based on the number of shares outstanding on May 1, 2003. As of May 1, 2003, we had approximately 56 holders of record of our common stock (although we had significantly more beneficial holders). We do not expect the reverse stock split to result in a significant reduction in the number of record holders. We presently do not intend to seek any change in our status as a reporting company for federal securities law purposes, either before or after the reverse stock split.

Reasons for Board Recommendation

The board of directors believes that the reverse stock split is desirable for the following reasons:

     (a) If shares of our common stock continue to trade below $1.00 per share, our common stock will be de-listed from The Nasdaq SmallCap Market. De-listing could decrease the marketability, liquidity and transparency of our common stock (which could, in turn, further depress our stock price). The board of directors believes that the anticipated increase in the market price per share resulting from a reverse stock split will lift the price of our common stock above the $1.00 minimum bid threshold that currently threatens our continued listing on The Nasdaq SmallCap Market.

     (b) The anticipated increase in the per share market price of our common stock should also enhance the acceptability of our common stock by the financial community and the investing public.

     (c) A variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing with lower priced stocks. Some of the policies and practices pertain to the payment of broker's commissions and to time consuming procedures that function to make the handling of lower priced stock economically unattractive to brokers and therefore difficult for holders of common stock to manage. The expected increase in the per share price of our common stock may help alleviate some of these issues.

     (d) The structure of trading commissions also tends to have an adverse impact upon holders of lower priced stock because the brokerage commission on a sale of lower priced stock generally represents a higher percentage of the sales prices than the commission on a relatively higher priced issue, which may discourage trading in lower priced stock. A reverse stock split could result in a price level for our common stock that may reduce, to some extent, the effect of these policies and practices of brokerage firms and diminish the adverse impact of trading commissions on the market for our common stock.

     (e) The increase in the portion of our authorized shares of common stock that would be un-issued after the reverse stock split is effectuated could be used for any proper corporate purpose approved by the board of directors. The increased number of authorized but un-issued shares of our common stock will provide us with additional flexibility to issue additional shares of our common stock in connection with future financings or other transactions. However, the board of directors does not currently have any plans to utilize the increase in the number of the authorized but un-issued shares of our common stock that would result from approval and implementation of the proposed reverse stock split.

Potential Disadvantages of a Reverse Stock Split

Even though the board of directors believes that the potential advantages of a reverse stock split outweigh any disadvantages that might result, the following are the possible disadvantages of a reverse stock split:

     (a) Despite the potential increase in liquidity discussed above, if we file the Amendment, the reduced number of shares of our common stock resulting from a reverse stock split could adversely affect the liquidity of our common stock.

     (b) A reverse stock split could result in a significant devaluation of our market capitalization and our share price, on an actual or an as-adjusted basis, based on the experience of other companies that have effected reverse stock splits in an effort to maintain their Nasdaq listings. As described above, while we expect that the reduction in our outstanding shares of common stock will increase the market price of our common stock, we cannot assure you that the reverse stock split will increase the market price of our common stock by a multiple inversely proportional to the ratio of the reverse split or result in any permanent increase in the market price. Should the market price decline after the reverse stock split, the percentage decline may be greater, due to the smaller number of shares outstanding, than it would have been prior to the reverse stock split. In some cases the stock price of companies that have effected reverse stock splits has subsequently declined back to pre-reverse split levels. Accordingly, we cannot assure you that the market price of our common stock immediately after the Effective Time of the proposed reverse stock split will be maintained for any period of time or that the reverse stock split will not have an adverse effect on our stock price due to the reduced number of shares outstanding after the reverse stock split. A reverse stock split is often viewed negatively by the market and, consequently, can lead to a decrease in our overall market capitalization. If the per share price does not increase proportionately as a result of the reverse stock split, then our overall market capitalization will be reduced.

     (c) A reverse stock split may leave certain stockholders with one or more “odd lots,” which are stock holdings in amounts of less than 100 shares of our common stock. These odd lots may be more difficult to sell than shares of our common stock in even multiples of 100. Additionally, any reduction in brokerage commissions resulting from the reverse stock split, as discussed above, may be offset, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling odd lots created by the reverse stock split. Similarly, a reverse stock split could reduce our number of “round lot” stockholders, which are holders of 100 or more shares of our common stock. The continued inclusion requirements of The Nasdaq National Market and The Nasdaq SmallCap Market require us to maintain a specified minimum number of round lot stockholders.

     (d) Because a reverse stock split would result in an increased number of authorized but un-issued shares of our common stock, it may be construed as having an anti-takeover effect, although neither the board of directors nor our management views this proposal in that perspective. However, the board of directors, subject to its fiduciary duties and applicable law, could use this increased number of authorized but un-issued shares of our common stock to frustrate persons seeking to take over or otherwise gain control of us by, for example, privately placing shares of our common stock with purchasers who might side with the board of directors in opposing a hostile takeover bid. Shares of our common stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal our by-laws or certain provisions of our certificate of incorporation would not receive the requisite vote. Such uses of our common stock could render more difficult, or discourage, an attempt to acquire control of us if such transaction were opposed by the board of directors.

     (e) Subject to Nasdaq rules on stock issuances, the increased number of authorized but un-issued shares of our common stock could be issued by the board of directors without further stockholder approval, which could result in dilution to the holders of our common stock.

No Fractional Shares

To avoid the existence of fractional shares of common stock, if a stockholder would otherwise be entitled to receive a fractional share, the number of shares to be received will be rounded up to the next whole share.

Implementation of Reverse Stock Split

If the stockholders approve the Amendment effectuating the reverse stock split, the board of directors may, at any time until the next annual meeting, direct our management to file the approved Amendment with the Secretary of State of the State of Delaware effecting the reverse stock split. Our board of directors reserves the right, in its sole discretion, not to make such filing and not to complete the reverse stock split if it deems it appropriate not to do so. If the Amendment is not filed with the Secretary of State of the State of Delaware prior to our next Annual Meeting, it shall be deemed abandoned, null and void.

Exchange of Stock Certificates

If the Amendment is approved by our stockholders and our board of directors, in its sole discretion, elects to proceed with the reverse stock split, we will instruct our transfer agent, Signature Stock Transfer, Inc., to act as exchange agent (the “Exchange Agent”) for holders of our common stock in implementing the exchange of their certificates.

If the reverse stock split is effected, commencing on the Effective Time of the reverse stock split, stockholders of record (holders of certificates evidencing shares of our common stock they own) will be sent a Letter of Transmittal providing them instruction as to the surrender of their certificates representing shares of our common stock to the Exchange Agent in exchange for certificates representing post-reverse split common stock. One share of new common stock will be issued in exchange for a number of presently issued and outstanding pre-split shares of our common stock in accordance with the Amendment. Shares of common stock outstanding as of the Effective Time that are beneficially held by broker/dealers and banks will automatically be converted based on the one-for-two and one half reverse split ratio. Beginning at the close of business on the Effective Time of the reverse stock split, each certificate representing shares of our common stock will be deemed for all corporate purposes to evidence ownership of shares of our post-reverse split common stock. Holders of securities convertible into or exercisable for shares of our common stock will not be requested to exchange their convertible securities in connection with a reverse stock split. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Even if the stockholders approve the proposed Amendment, we reserve the right not to effect the reverse stock split if in the board of directors’ opinion it would not be in our best interests or in the best interests of our stockholders to effect such reverse stock split.

Accounting Matters

The reverse stock split will affect the presentation of stockholders’ equity on our balance sheet. Because the par value of the shares of our common stock is not changing as a result of the implementation of the reverse stock split, our stated capital, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced proportionately on the Effective Time of the reverse stock split. Correspondingly, our additional paid-in capital, which consists of the difference between our stated capital and the aggregate amount paid to us upon the issuance of all currently outstanding shares of our common stock, will be increased by a number equal to the decrease in stated capital. The per-share net income or loss and net book value of our common stock will be restated because there will be fewer shares of our common stock outstanding.

US Federal Income Tax Consequences

The following summary of the federal income tax consequences of a reverse stock split is based on current law, including the Internal Revenue Code of 1986, as amended, and is for general information only.

The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder, and the discussion below may not address all the tax consequences for a particular stockholder. For example, most foreign, state and local tax consequences are not discussed below. Accordingly, each stockholder should consult his or her tax advisor to determine the particular tax consequences to him or her of a reverse stock split., including the application and effect of federal, state, local and/or foreign income tax and other laws.

Generally, a reverse stock split will not result in the recognition of gain or loss for federal income tax purposes. The aggregate adjusted basis of the new shares of our common stock will be the same as the adjusted basis of our common stock exchanged for such new shares of our common stock. The holding period of the new, post-split shares of our common stock resulting from implementation of the reverse stock split will include the stockholder's respective holding periods for the pre-split shares of our common stock exchanged for the new shares of our common stock.

Canadian Tax Considerations

This summary is of a general nature only and is not intended to be, and should not be construed as, legal or tax advice to any prospective holder. This summary does not take into account provincial, territorial, or foreign tax considerations which may vary from the Canadian federal income tax consequences described herein. Shareholders should consult their own tax advisors having regard to their particular circumstances.

The following is a summary of the principal Canadian federal income tax consequences generally applicable to a shareholder that is a resident of Canada and will be subject to Canadian income tax, and who, for the purposes of the Income Tax Act (Canada), which we refer to as the Tax Act, at all relevant times, holds common stock of the Company as capital property and who is not affiliated with, and deals at arm’s length with, the Company. This summary does not apply to “financial institutions” (as defined for the purposes of the “mark-to-market” rules in the Tax Act) or to non-resident insurers that carry on an insurance business in Canada and elsewhere. Such shareholders should consult their own tax advisors. This summary also does not address any tax considerations relevant to the acquisition, holding or disposition of common stock of the Company, other than those tax issues that are directly the consequence of the reverse stock split.

This summary is based on the current provisions of the Tax Act, the regulations thereunder, which we refer to as “the Regulations”, and the current published administrative and assessing practices of the Canada Customs and Revenue Agency (herein referred to as “the CCRA”). This summary takes into account all specific proposals to amend the Tax Act and the Regulations publicly announced by or on behalf of the Minister of Finance, Canada, prior to the date hereof and assumes that all such proposed amendments will be enacted in their present form. This summary does not otherwise take into account or anticipate any changes to the Tax Act, the Regulations or administrative and assessing practices relating to any of the foregoing, whether by legislative, governmental or judicial decision or action.

Under the current administrative position of the CCRA, no disposition or acquisition will be considered to have occurred for Canadian federal income tax purposes as a result of the reverse stock split. Consequently, the reverse stock split will not result in the realization of any income, gain or loss by a shareholder. In general, for a shareholder that holds common stock as capital property, the aggregate adjusted cost base of the common stock of the Company held by such shareholder immediately after the reverse stock split will be the same as the aggregate adjusted cost base of the common stock of the Company held by such shareholder immediately before the reverse stock split. Other shareholders should confirm with their own tax advisors the resulting cost to them of common stock held immediately after the reverse stock split.

No Dissenters' Rights

The holders of shares of our common stock have no dissenters’ rights of appraisal under Delaware law, our certificate of incorporation or our by-laws with respect to the proposed Amendment to our certificate of incorporation, as amended, effectuating a reverse stock split.

Required Vote

In order to be adopted, the Amendment contained in this proposal must receive the affirmative vote of the holders of a majority of the outstanding shares of our common stock.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION AUTHORIZING THE BOARD, IN ITS DISCRETION, TO EFFECT A ONE-FOR-TWO AND ONE HALF (1:2.5) REVERSE STOCK SPLIT OF OUR OUTSTANDING COMMON STOCK.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Other than by their holdings of securities of the Company, none of our directors or executive officers or nominees for election as a director and no associate of any of the foregoing persons has any substantial interest, direct or indirect, in any matter to be acted upon at the Annual Meeting.

STOCKHOLDER PROPOSALS FOR THE 2004 PROXY STATEMENT

Proposals that stockholders wish to be considered for inclusion in the proxy materials for the 2004 annual meeting of stockholders must be received by the Secretary of NetNation by December 5, 2003 and must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

In addition, our bylaws include advance notice provisions that require stockholders desiring to bring nominations or other business before an annual stockholders meeting to do so in accordance with the terms of the advance notice provisions. These advance notice provisions require that, among other things, stockholders give timely written notice to the Company regarding such nominations or other business. To be timely, a notice must be delivered to the Secretary of NetNation at the principal executive offices of the Company not more than 90, but not less than 60, days prior to the date of the annual meeting.

Accordingly, a stockholder who intends to present a nomination or proposal at the 2004 annual meeting without inclusion of the proposal in the Company’s proxy materials must provide written notice of the nominations or other business they wish to propose to the Secretary of NetNation no earlier than February 9, 2004 and no later than March 15, 2004. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER MATTERS

The board of directors knows of no other matters that are likely to be brought before the 2003 Annual Meeting. If, however, other matters not presently known or determined properly come before the Annual Meeting, the persons named as proxies in the enclosed proxy card or their substitutes will vote such proxy in accordance with their discretion with respect to such matters.

ANNUAL REPORT

An Annual Report containing financial statements for the year ended December 31, 2002, accompanies this Proxy Statement. Stockholders are referred to the Annual Report for financial and other information about the activities of NetNation. The Annual Report is not incorporated by reference into this Proxy Statement and is not deemed to be a part hereof.

We will furnish to you any exhibit described in the list accompanying the Annual Report, upon the payment, in advance, of the specified reasonable fees related to our furnishing of such exhibit(s). Requests for copies of the Annual Report and/or exhibit(s) should be directed to Investor Relations, NetNation Communications, Inc., Suite 1410, 555 West Hastings Street, Vancouver, British Columbia, Canada, V6B 4N6 or by calling (604) 688-8946. In the alternative, you may find the exhibits to the Annual Report on the Security and Exchange Commission’s web-site at www.sec.gov by referring to the exhibit index in our Form 10-K for the year ended December 31, 2002.

By Order of the Board of Directors,

/s/ David Talmor

David Talmor
Chairman of the Board and President

Vancouver, British Columbia
May 20, 2003

APPENDIX A

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER

I.          PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster to adherence to, the Corporation’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

Serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control system.

Review and appraise the audit efforts of the Corporation’s independent accountants.

Provide an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.          COMPOSITION

The Audit Committee, by June 14, 2001, shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. The Board defines “independent” as someone who: (i) has not been employed by the corporation or its affiliates in the current or past three years; (ii) has not accepted any compensation from the corporation or its affiliates in excess of $60,000 during the previous fiscal year; (iii) is not an immediate family member who is, or has been in the past three years, employed by the corporation or its affiliates as an executive officer; (iv) has not been a partner, controlling shareholder or an executive officer of any for-profit business to which the corporation made, or from which it received, payments that exceed five percent of the organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or (v) has not been employed as an executive of another entity where any of the company’s executives serve on that entity’s compensation committee. By June 14, 2001, all members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

The members of the Committee shall be elected by the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

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III.          MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of the groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation’s financial statements consistent with Section IV.3. below.

IV.          RESPONSIBILTIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Document/Reports Review

1.	Review and update this Charter periodically, at least annually, as conditions dictate.

2.
Review the organization’s annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

3.
Review with financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants

4.
Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants’ independence.

5.	Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

6.	Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization’s financial statements.

Financial Reporting Processes

7.	In consultation with the independent accountants, review the integrity of the organization’s financial reporting processes, both internal and external.

8.	Consider the independent accountant’s judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

9.	Consider and approve, if appropriate, major changes to the Corporation’s accounting principles and practices as suggested by the independent accountants or management.

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Process Improvement

10.
Establish regular and separate systems of reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgment.

11.
Following completion of the annual audit, review separately with management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

12.	Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

13.
Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

Ethical and Legal Compliance

14.	Review, with the organization’s counsel, legal compliance matters including corporate securities trading policies.

15.	Review, with the organization’s counsel, any legal matter that could have a significant impact on the organization’s financial statements.

16.	Perform any other activities consistent with this Charter, the Corporation’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

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APPENDIX B

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
NETNATION COMMUNICATIONS, INC.

NetNation Communications, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

          FIRST: The name of the Corporation is NetNation Communications, Inc.

          SECOND: Pursuant to Section 242 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation has duly adopted, and a majority of the outstanding shares of common stock of the Corporation has duly approved, the amendment to the Certificate of Incorporation, as amended, set forth in this Certificate of Amendment.

          THIRD: That the Certificate of Incorporation of the Corporation, as amended, be amended by adding a new last paragraph to the Fourth Article thereof, so that, as amended, said Fourth Article shall be and read in its entirety as follows:

         “FOURTH. The total number of shares of common stock which this corporation is authorized to issue is fifty million (50,000,000), par value $0.0001 per share.

Upon this Certificate of Amendment to our certificate of incorporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), each share of common stock, par value $0.0001 per share (the “Old Common Stock”), issued and outstanding immediately prior to the Effective Time, will be automatically, without any action on the part of the holders of the Old Common Stock, reverse split on a one-for-two and one half (1:2.5) basis so that two and one half (2 ½) shares of Old Common Stock shall be converted into and reconstituted as one (1) share of common stock, with a par value of $0.0001 per share (“New Common Stock”). Any fractional shares resulting will be rounded up to the nearest whole share. Each holder of a certificate that immediately prior to the Effective Time represented outstanding shares of Old Common Stock (the “Old Certificates”) shall, from and after the Effective Time, be entitled to receive a certificate or certificates (the “New Certificates”) representing the shares of New Common Stock into which the shares of Old Common Stock formerly represented by such Old Certificates are reclassified under the terms hereof. Until surrender, each Old Certificate will continue to be valid and represent New Common Stock equal to forty percent (40%) of the number of shares of Old Common Stock excluding any fractional shares.”

          FOURTH: That the capital of the Corporation shall not be reduced under or by reason of this Certificate of Amendment.

IN WITNESS WHEREOF, NetNation Communications, Inc. has caused this Certificate of Amendment to be signed by Joseph Kibur, its Chief Executive Officer, as of this 12th day of June, 2003.

NETNATION COMMUNICATIONS, INC.

By: /s/ Joseph Kilbur
Joseph Kibur, Chief Executive Officer

NETNATION COMMUNICATIONS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder of NetNation Communications, Inc., a Delaware corporation (the “Company”), hereby appoints David Talmor, Joseph Kibur and Jag Gillan, or any one of them, with full power of substitution in each, as proxies to cast all votes which the undersigned stockholder is entitled to cast at the 2003 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 1:30 p.m. Pacific Daylight Time on Thursday, June 12, 2003, at the Simon Fraser Harbour Centre, Suite 1410 B, 515 West Hastings, Vancouver, British Columbia, Canada, or any adjournment or postponement thereof, with authority to vote upon the matters set forth on the reverse side of this Proxy Card.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED:

“FOR” ELECTION OF THE NOMINEES LISTED IN THE ACCOMPANYING PROXY STATEMENT;

“FOR” RATIFICATION OF THE SELECTION OF KPMG LLP, CHARTERED ACCOUNTANTS, AS THE INDEPENDENT AUDITOR FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2003;

“FOR” APPROVAL OF THE CERTIFICATE OF AMENDMENT TO EFFECT A ONE-FOR-TWO AND ONE HALF (1:2.5) REVERSE STOCK SPLIT OF THE COMPANY’S OUTSTANDING COMMON STOCK;

AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES AS TO OTHER MATTERS.

The undersigned hereby acknowledges receipt of the Company’s Proxy Statement and hereby revokes any proxy or proxies previously given.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

- FOLD AND DETACH HERE -

YOUR VOTE IS IMPORTANT!

YOU CAN VOTE BY PROMPTLY RETURNING YOUR COMPLETED PROXY CARD IN THE ENCLOSED
ENVELOPE:

Please mark your votes as
indicated in this example

            [X]

P-1

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2 AND 3.

Proposal 1 - Election of five directors, each to hold office until his or her successor shall have been elected and qualified.

NOMINEES:	David Talmor
Joseph Kibur
Ernest Cheung
Anil Wiresekara
Jag Gillan

FOR	WITHHOLD
the nominees	AUTHORITY
listed (except as indicated below)	to vote for all nominees

[ ]	[ ]

Proposal 2 - Ratification of the selection and appointment of KPMG LLP, Chartered Accountants, as the independent auditors for the Company for the year ending December 31, 2003.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

Proposal 3 – Approval of the amendment to the Company’s certificate of incorporation, attached to the Proxy Statement as Appendix B, that will effect a 1-for-2 and ½ reverse stock split, which resolution would give our board of directors authority to, in its sole discretion, implement the reverse stock split at any time prior to our next annual meeting and our board of directors authority to, in its sole discretion, determine not to effect, and abandon, the reverse stock split without further action by our stockholders.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

All of the proposals set forth above are proposals of the Company. None of the proposals are related to or conditioned upon approval of any other proposal.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

INSTRUCTION: To withhold authority to vote for any nominee, write that nominee’s name in this space immediately below.

Signature(s): __________________________________

Date: _________________

Please sign above exactly as your name appears on this Proxy Card. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s).

- FOLD AND DETACH HERE AND READ THE REVERSE SIDE –
-
THANK YOU FOR VOTING.

P-2